Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 30, 2009 on our audits of the consolidated financial statements of ULURU Inc. as of and for the years ended December 31, 2008 and 2007, in this Registration Statement (Form S-8) and related Prospectus of ULURU Inc. for the registration of 3,000,000 shares of its common stock.

/s/ Lane Gorman Trubitt, L.L.P.

Lane Gorman Trubitt, L.L.P.
Dallas, Texas

January 28, 2010